UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2013

SS&C Technologies Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34675	71-0987913
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT	06095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 298-4500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 18, 2013, SS&C Technologies Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC (the “Underwriter”) and Carlyle Partners IV, L.P. and CP IV Coinvestment, L.P. (collectively, the “Selling Stockholders”). Pursuant to the terms of the Underwriting Agreement, the Selling Stockholders agreed to sell an aggregate of 7,469,799 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), to the Underwriter at a price per share of $37.63.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the complete copy of that agreement filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events.

On September 18, 2013, the Company issued a press release announcing the secondary offering of Common Stock by the Selling Stockholders. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On September 19, 2013, the Company issued a press release announcing the commencement of the secondary offering of Common Stock by the Selling Stockholders. A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES HOLDINGS, INC.

Date: September 24, 2013	By:	/s/ Paul G. Igoe
Paul G. Igoe
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 18, 2013, by and among SS&C Technologies Holdings, Inc., Credit Suisse Securities (USA) LLC, Carlyle Partners IV, L.P. and CP IV Coinvestment, L.P.

99.1	Press Release, dated September 18, 2013

99.2	Press Release, dated September 19, 2013